Exhibit 99.1

Hologic Announces Financial Results for First Quarter of Fiscal 2025

– Company Reports GAAP Diluted EPS of $0.87; Non-GAAP Diluted EPS of $1.03 at High End of Guidance –

– Revenue of $1,021.8 Million Increases 0.9%; Constant Currency Growth of 1.0% In-Line with Guidance –

– Company Lowers Full-Year Guidance for GAAP EPS, Maintains Guidance for Non-GAAP EPS --

MARLBOROUGH, Mass. (February 5, 2025)  – Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal first quarter ended December 28, 2024.

“Our financial results for the first quarter of 2025 were consistent with our guidance overall,” said Stephen P. MacMillan, the Company’s Chairman, President and Chief Executive Officer. “Total revenue finished in line with our guidance on a constant currency basis, and improved profitability helped us post non-GAAP earnings per share at the high end of our range.”

Recent Highlights
•
Revenue of $1,021.8 million increased 0.9% for the quarter, or 1.0% in constant currency.  Fiscal first quarter revenue was reduced by the recent strengthening of the U.S. dollar, which lowered reported results by approximately $9 million compared to when the Company provided guidance in early November.

•
Total organic revenue excluding COVID-19 grew 0.7%, or 0.8% on a constant currency basis.  Total organic revenue excluding COVID-19 also excludes revenue from the divested blood screening and SSI businesses, and the acquired Endomagnetics business.

•	Diagnostics revenue of $470.6 million increased 5.1%, or 5.2% in constant currency, primarily driven by higher molecular diagnostics sales, partially offset by lower sales of COVID-19 assays.
•	Excluding COVID-19 revenue, organic diagnostics sales grew 9.0%, or 9.1% on a constant currency basis.
•	Molecular diagnostics revenue increased 6.7% on both a reported and constant currency basis, primarily driven by higher sales of the Company’s BV CV/TV assay, as well as Biotheranostics lab testing.
•	Excluding COVID-19 revenue, molecular diagnostics revenue grew 10.9%, or 11.0% on a constant currency basis.
•	Breast Health revenue of $369.1 million decreased (2.3%), or (2.1%) in constant currency, primarily driven by lower sales of mammography capital equipment.
•	Organic breast health revenue, which excludes sales from the divested SSI and acquired Endomagnetics businesses, decreased (5.9%), or (5.8%) in constant currency.
•	Surgical revenue of $166.3 million grew 2.5% on both a reported and constant currency basis, primarily driven by strong international sales.
•	Cash flow from operations remained strong in the first quarter at $189.3 million.
•
The Company repurchased 6.8 million shares for $517 million in the first quarter of fiscal 2025, which included the completion of the previously announced $250 million accelerated share repurchase (ASR) program.

•
On January 2, 2025, the Company broadened its surgical portfolio by completing the acquisition of Gynesonics, a privately held medical device company focused on the development of minimally invasive solutions for women’s health, for approximately $350 million.

Key financial results for the fiscal first quarter are shown in the table below.

	GAAP			Non-GAAP
	Q1’25	Q1’24	Change Increase (Decrease)	Q1’25	Q1’24	Change Increase (Decrease)
Revenue	$1,021.8	$1,013.1	0.9%	$1,021.8	$1,013.1	0.9%
Gross margin	56.8%	56.0%	80 bps	61.6%	60.8%	80 bps
Operating expenses	$350.7	$369.3	(5.0%)	$329.0	$327.3	0.5%
Operating margin	22.5%	19.6%	290 bps	29.4%	28.5%	90 bps
Net margin	19.7%	24.3%	(460 bps)	23.4%	23.3%	10 bps
Diluted EPS	$0.87	$1.03	(15.5%)	$1.03	$0.98	5.1%

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted.  Some totals may not foot due to rounding.  Unless otherwise noted, all results are compared to the corresponding prior year period.  Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.”  Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.  Organic revenues for the fiscal first quarter exclude the divested blood screening and SSI ultrasound imaging businesses, as well as the acquired Endomagnetics business.  Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail
			Increase (Decrease)
$ in millions	Q1’25	Q1’24	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology and perinatal	$125.4	$120.0	4.5%	4.7%	8.9%	(1.5%)	(1.1%)
Molecular diagnostics	$341.1	$319.8	6.7%	6.7%	6.1%	8.6%	8.6%
Blood screening	$4.1	$8.0	(48.8%)	(48.8%)	(48.8%)	N/A	N/A
Total diagnostics	$470.6	$447.8	5.1%	5.2%	5.3%	4.4%	4.7%
Organic diagnostics ex. COVID-19	$422.9	$388.1	9.0%	9.1%	12.3%	0.7%	1.1%
Organic molecular ex. COVID-19	$297.4	$268.1	10.9%	11.0%	13.4%	2.6%	2.9%

Breast health
Breast imaging	$281.6	$301.4	(6.6%)	(6.4%)	(5.5%)	(9.9%)	(9.0%)
Interventional breast solutions	$87.5	$76.3	14.7%	14.7%	8.5%	39.4%	39.8%
Total breast health	$369.1	$377.7	(2.3%)	(2.1%)	(2.6%)	(1.4%)	(0.6%)
Organic breast health	$354.6	$377.0	(5.9%)	(5.8%)	(5.3%)	(8.2%)	(7.4%)

GYN surgical	$166.3	$162.2	2.5%	2.5%	(2.6%)	19.9%	19.7%

Skeletal health	$15.8	$25.4	(37.8%)	(37.4%)	(17.7%)	(61.2%)	(60.5%)

Total	$1,021.8	$1,013.1	0.9%	1.0%	0.6%	1.7%	2.1%
Organic revenue (definition above)	$1,003.2	$1,004.4	(0.1%)	(0.0%)	0.0%	(0.6%)	(0.2%)
Organic revenue excluding COVID-19	$959.6	$952.7	0.7%	0.8%	1.8%	(2.5%)	(2.0%)

Other Financial Highlights

•	U.S. revenue of $757.9 million increased 0.6%. International revenue of $263.9 million increased 1.7%, or 2.1% in constant currency.
•	GAAP gross margin of 56.8% and Non-GAAP gross margin of 61.6% both increased 80 basis points, primarily due to favorable product mix.
•
GAAP operating margin of 22.5% increased 290 basis points, primarily due to a decrease in restructuring charges. Non-GAAP operating margin of 29.4% increased 90 basis points, primarily due to higher gross margin.

•
GAAP net income of $201.0 million decreased (18.5%), while non-GAAP net income of $238.6 million increased 0.9%.  Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were $326.0 million, an increase of 3.5%.

•	COVID-19 revenue, which consists of COVID-19 assay revenue of $16.9 million and other COVID-19 related revenue of $26.7 million, decreased (15.7%), or (16.0%) in constant currency.
•	The Company ended the quarter with cash and cash equivalents of $1.782 billion, short-term investments of $191 million, and an adjusted net leverage ratio (net debt over adjusted EBITDA) of 0.6 times.
•	Adjusted Return on Invested Capital (ROIC) was 14.1%, an increase of 50 basis points compared to the prior year period.

Financial Guidance for the Second Quarter and Full-Year Fiscal 2025

“We are reducing our full-year revenue guidance based mainly on currency headwinds and weakness in breast health capital sales, which are outweighing strength in our U.S. diagnostics business,” said Karleen Oberton, Hologic’s Chief Financial Officer. “At the same time, we are maintaining our full-year guidance for non-GAAP EPS based on strong profitability and execution of our capital allocation strategy.”

Hologic’s financial guidance for the second quarter and full year 2025 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 19.5%, and diluted shares outstanding of approximately 230 million for the full year.  Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2025 as in fiscal 2024.  Organic revenue guidance for fiscal 2025 is in constant currency and excludes the divested blood screening and SSI ultrasound imaging businesses.  Revenue from acquired businesses is generally included in organic revenue guidance starting a year after the acquisition.  In fiscal 2025, revenue from the acquired Endomagnetics business becomes organic in August.  Revenue from the acquired Gynesonics business will be excluded from organic revenue for all of fiscal 2025.  Organic revenue excluding COVID-19 is in constant currency and is organic revenue excluding COVID-19 assay revenue, COVID-19 related revenue, and discontinued product sales in diagnostics.

	Current Guidance					Previous Guidance
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)	Organic excluding COVID-19 % Increase (Decrease)	Guidance $
Fiscal 2025
Revenue	$4,050 - $4,100	0.5% to 1.7%	1.3% to 2.5%	(0.2%) to 1.0%	0.9% to 2.2%	$4,150-$4,200
GAAP EPS	$3.51 - $3.61	5.7% to 8.7%				$3.53-$3.63
Non-GAAP EPS	$4.25 - $4.35	4.2% to 6.6%				$4.25-$4.35

Q2 2025
Revenue	$995 - $1,005	(2.2%) to (1.3%)	(1.3%) to (0.3%)	(2.9%) to (1.9%)	(1.1%) to (0.1%)
GAAP EPS	$0.80 - $0.83	11.1% to 15.3%
Non-GAAP EPS	$1.00 - $1.03	(2.9%) to 0.0%

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID-19; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net income margin; non-GAAP EPS; adjusted EBITDA; adjusted net leverage ratio and adjusted ROIC. Organic revenue for the fiscal first quarter of 2025 excludes the divested Blood Screening and SSI ultrasound imaging businesses and the acquired Endomagnetics business. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. Organic revenue excluding COVID-19 revenues is organic revenue less COVID-19 assay revenue, COVID-19 related sales of instruments, collection kits and ancillaries, COVID-19 related revenue from Diagenode and Mobidiag, as well as COVID-19 related license revenue, and revenues from discontinued products in Diagnostics. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) the impairment of goodwill and intangible assets and equipment, and charges for the purchase of intellectual property to be used in a development project that has no future alternative use; (iii) adjustments to record contingent consideration at fair value; (iv) charges to write-off inventory for a product line discontinuance; (v) restructuring charges, facility closure and consolidation charges (including accelerated depreciation), and costs incurred to integrate acquisitions (including retention, contract termination costs, legal and professional consulting services); (vi) transaction related expenses for acquisitions; (vii) the step-up to fair value for acquired inventory sold; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of foreign currency contracts to hedge revenue and operating results for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impacts related to internal restructurings and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments.  The Company defines adjusted EBITDA as its non-GAAP net income plus net interest income/expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines its adjusted net leverage ratio as the principal amount of its debt net of cash and cash equivalents, divided by its adjusted EBITDA for the last four quarters. The Company defines its adjusted ROIC as its non-GAAP operating income for a trailing twelve months tax effected by its non-GAAP effective tax rate divided by the sum of its average net debt and stockholders’ equity, which is adjusted to exclude the after-tax effects of goodwill and intangible assets and equipment impairment charges.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items many of which can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the first quarter of fiscal 2025.  Interested participants may listen to the call by dialing 888-394-8218 (in the U.S. and Canada) or +1 773-305-6853 (for international callers) and referencing access code 4103504.  Participants may also click to join.  Participants should dial in 5-10 minutes before the call begins. The Company will also provide a live and replay webcast of the call at hologic.com/investors.  The replay of the call will be available approximately two hours after the call ends through Friday, February 28, 2025.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit  www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions.  Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance.  These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include, without limitation: the development of new or improved competitive technologies and products and competition; the anticipated development of markets the Company sells its products into and the success of the Company’s products in these markets; the Company’s ability to predict accurately the demand for its products, and products under development and to develop strategies to address markets successfully; the anticipated performance and benefits of the Company’s products; the Company’s business strategies; the effect of consolidation in the healthcare industry; the ability to execute acquisitions and the impact and anticipated benefits of completed acquisitions and acquisitions the Company may complete in the future; the coverage and reimbursement decisions of third-party payors; the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on our business and results of operations; the guidelines, recommendations, and studies published by various organizations relating to the use of the Company’s products; the Company’s ability to obtain and maintain regulatory approvals and clearances for its products, including the implementation of the European Union Medical Device and In Vitro Diagnostic Regulation requirements, and maintain compliance with complex and evolving regulations and quality standards, as well as the uncertainty of costs required to obtain and maintain compliance with such regulatory and quality matters; the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated; the impact and costs and expenses of investigative and legal proceedings and compliance risks the Company may be subject to now or in the future; potential negative impacts resulting from climate change or other environmental, social, and governance and sustainability related matters; the impact of future tax legislation; the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, such as inflation, bank failures, rising interest rates and availability of capital markets, wars, conflicts, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and suppliers and on the Company’s business, financial condition, results of operations and cash flows and the Company’s ability to draw down its revolver; the effect of the worldwide political and social uncertainty and divisions, including the impact on trade regulations and tariffs, that may adversely impact the cost and sale of the Company’s products in certain countries, or increase the costs the Company may incur to purchase materials, parts and equipment from its suppliers; conducting business internationally; potential cybersecurity threats and targeted computer crime; the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation; the possibility of interruptions or delays at the Company’s manufacturing facilities, or the failure to secure alternative suppliers if any of the Company’s sole source third-party manufacturers fail to supply the Company; the ability to consolidate certain of the Company’s manufacturing and other operations on a timely basis and within budget, without disrupting the Company’s business and to achieve anticipated cost synergies related to such actions; the Company’s ability to meet production and delivery schedules for its products; the effect of any future public health pandemic or other crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; the ability to successfully manage ongoing organizational and strategic changes, including the Company’s ability to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s ability to protect its intellectual property rights; anticipated trends relating to the Company’s financial condition or results of operations, including the impact of interest rate and foreign currency exchange fluctuations; estimated asset and liability values; compliance with covenants contained in the Company’s debt agreements; and the Company’s liquidity, capital resources and the adequacy thereof.

The risks included above are not exhaustive.  Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Michael Watts
Corporate Vice President, Investor Relations
Michael.Watts@hologic.com

(858) 410-8514

Peter Sattler
Senior Manager, Investor Relations
Peter.Sattler@hologic.com

(858) 410-8423

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended
	December 28, 2024	December 30, 2023

Revenues:
Product	$817.9	$828.1
Service and other	203.9	185.0
Total revenues	1,021.8	1,013.1

Cost of revenues:
Product	301.1	307.2
Amortization of acquired intangible assets	46.0	45.5
Service and other	94.2	92.9

Gross profit	$580.5	$567.5

Operating expenses:
Research and development	60.3	66.8
Selling and marketing	166.1	148.9
General and administrative	115.7	111.8
Amortization of acquired intangible assets	4.7	13.3
Impairment of intangible asset	—	4.3
Contingent consideration fair value adjustment	—	1.7
Restructuring charges	3.9	22.5
Total operating expenses	$350.7	$369.3

Income from operations	$229.8	$198.2
Interest income	24.2	27.9
Interest expense	(30.5)	(26.0)
Other income (expense), net	24.0	(8.8)

Income before income taxes	247.5	191.3
Provision (benefit) for income taxes	46.5	(55.2)

Net income	$201.0	$246.5

Net income per common share:
Basic	$0.87	$1.03
Diluted	$0.87	$1.03

Weighted average number of shares outstanding:
Basic	230,284	238,627
Diluted	232,107	240,214

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 28, 2024	September 28, 2024
ASSETS

Current assets:
Cash and cash equivalents	$1,782.1	$2,160.2
Short-term investments	190.6	173.4
Accounts receivable, net	631.4	600.4
Inventory	707.1	679.8
Other current assets	182.4	209.5
Total current assets	3,493.6	3,823.3

Property, plant and equipment, net	537.2	537.8
Goodwill and intangible assets	4,216.2	4,287.7
Long-term investments	47.9	96.4
Other assets	433.8	410.8
Total assets	$8,728.7	$9,156.0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$46.8	$37.5
Accounts payable and accrued liabilities	768.1	786.8
Deferred revenue	187.5	212.9
Total current liabilities	1,002.4	1,037.2

Long-term debt, net of current portion	2,479.2	2,497.1
Deferred income taxes	53.7	59.4
Other long-term liabilities	420.1	432.3
Total stockholders' equity	4,773.3	5,130.0
Total liabilities and stockholders’ equity	$8,728.7	$9,156.0

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended
	December 28, 2024	December 30, 2023
OPERATING ACTIVITIES
Net income	$201.0	$246.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.3	29.6
Amortization of acquired intangible assets	50.7	58.8
Stock-based compensation expense	30.1	28.7
Deferred income taxes	(19.5)	(17.6)
Intangible asset impairment charge	—	4.3
Other adjustments and non-cash items	(19.1)	27.5
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(41.7)	(38.2)
Inventory	(36.1)	(13.0)
Prepaid income taxes	29.2	(70.1)
Prepaid expenses and other assets	13.2	2.6
Accounts payable	36.2	7.2
Accrued expenses and other liabilities	(54.6)	(35.7)
Deferred revenue	(23.4)	(10.6)
Net cash provided by operating activities	189.3	220.0
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(0.3)	—
Acquisition of intangible assets	(15.4)	—
Sale of business, net of cash disposed	—	(31.3)
Capital expenditures	(16.8)	(22.7)
Increase in equipment under customer usage agreements	(14.8)	(15.3)
Strategic investments	(6.0)	(34.5)
Maturities of available-for-sale securities	32.0	—
Other activity	(0.7)	(0.4)
Net cash used in investing activities	(22.0)	(104.2)
FINANCING ACTIVITIES
Repayment of long-term debt	(9.4)	(259.4)
Repurchases of common stock	(517.3)	(676.8)
Net proceeds from issuance of common stock under employee stock plans	12.2	9.5
Payment of minimum tax withholdings on net share settlements of equity awards	(21.7)	(16.2)
Payments under finance lease obligations	(0.8)	(0.9)
Net cash used in financing activities	(537.0)	(943.8)
Effect of exchange rate changes on cash and cash equivalents	(8.4)	4.4
Net decrease in cash and cash equivalents	(378.1)	(823.6)
Cash and cash equivalents, beginning of period*	2,160.2	2,755.7
Cash and cash equivalents, end of period	$1,782.1	$1,932.1

*Includes $33.2 million of cash recorded in assets held-for-sale - current assets as of September 30, 2023.

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Unaudited)
(In millions, except earnings per share)
Reconciliation of GAAP Revenue to Organic Revenue
	Three Months Ended
	December 28, 2024	December 30, 2023
Consolidated GAAP Revenue	$1,021.8	$1,013.1
Less: Blood Screening revenue	(4.1)	(8.0)
Less: SSI revenue	(0.3)	(0.7)
Less: Endomagnetics	(14.2)	—
Organic Revenue	$1,003.2	$1,004.4
Less: COVID-19 Assays	(16.9)	(26.8)
Less: COVID-19 Related Revenue*	(26.7)	(24.6)
Less: Discontinued Product Revenue	—	(0.3)
Organic Revenue excluding COVID-19	$959.6	$952.7
*Revenues estimated to be related to COVID assay sales for instruments, collection kits and ancillaries.

	Three Months Ended
	December 28, 2024	December 30, 2023
Gross Profit:
GAAP gross profit	$580.5	$567.5
Adjustments:
Amortization of acquired intangible assets (1)	46.0	45.5
Product line discontinuance (12)	—	2.8
Fair value write-up of acquired inventory sold (2)	3.2	—
Non-GAAP gross profit	$629.7	$615.8

Gross Margin Percentage:
GAAP gross margin percentage	56.8%	56.0%
Impact of adjustments above	4.8%	4.8%
Non-GAAP gross margin percentage	61.6%	60.8%

Operating Expenses:
GAAP operating expenses	$350.7	$369.3
Adjustments:
Amortization of acquired intangible assets (1)	(4.7)	(13.3)
Impairment of intangible asset (13)	—	(4.3)
Transaction expenses (4)	(3.5)	(0.2)
Contingent consideration adjustment (7)	—	(1.7)
Integration/consolidation costs (3)	(9.6)	—
Restructuring charges (3)	(3.9)	(22.5)
Non-GAAP operating expenses	$329.0	$327.3

Operating Margin:
GAAP income from operations	$229.8	$198.2
Adjustments to gross profit as detailed above	49.2	48.3
Adjustments to operating expenses as detailed above	21.7	42.0
Non-GAAP income from operations	$300.7	$288.5

Operating Margin Percentage:
GAAP income from operations margin percentage	22.5%	19.6%
Impact of adjustments above	6.9%	8.9%
Non-GAAP operating margin percentage	29.4%	28.5%
Pre-Tax Income:
GAAP pre-tax earnings	$247.5	$191.3
Adjustments to pre-tax earnings as detailed above	70.9	90.3
Debt extinguishment loss (6)	—	0.4
Unrealized losses (gains) on forward foreign currency contracts (8)	(22.0)	12.5
Non-GAAP pre-tax income	$296.4	$294.5

Net Income:
GAAP net income	$201.0	$246.5
Adjustments:
Amortization of acquired intangible assets (1)	50.7	58.8
Impairment of intangible asset (13)	—	4.3
Restructuring and integration/consolidation costs (3)	13.5	22.5
Fair value write-up of acquired inventory sold (2)	3.2	—
Product line discontinuance (12)	—	2.8
Debt extinguishment loss (6)	—	0.4
Transaction expenses (4)	3.5	0.2
Contingent consideration adjustment (7)	—	1.7
Unrealized losses (gains) on forward foreign currency contracts (8)	(22.0)	12.5
Worthless stock deduction (5)	—	(107.2)
Income tax related items (9)	(0.3)	9.4
Income tax effect of reconciling items (11)	(11.0)	(15.5)
Non-GAAP net income	$238.6	$236.4

Net Income Percentage:
GAAP net income percentage	19.7%	24.3%
Impact of adjustments above	3.7%	(1.0)%
Non-GAAP net income percentage	23.4%	23.3%

Earnings per Share:
GAAP income per share - Diluted	$0.87	$1.03
Adjustment to net income (as detailed above)	0.16	(0.05)
Non-GAAP earnings per share – diluted (10)	$1.03	$0.98

Adjusted EBITDA:
Non-GAAP net income	$238.6	$236.4
Interest expense (income), net	6.3	(1.9)
Provision for income taxes	57.8	58.2
Depreciation expense, not adjusted above	23.3	22.3
Adjusted EBITDA	$326.0	$315.0

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect the fair value write-up of inventory sold during the period related to the Endomagnetics acquisition.
(3)
To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include severance, retention, and transfer costs as well as costs incurred to integrate acquisitions, including legal, tax and professional consulting services and contract termination costs.

(4)	To reflect expenses with third parties related to acquisitions prior to when such transactions are completed. These expenses primarily comprise legal, consulting and due diligence fees.
(5)	To reflect the discrete tax benefit related to a worthless stock deduction on the investment in one of the Company's international subsidiaries.
(6)	To reflect a debt extinguishment loss for the voluntary prepayment of principal under the Credit Agreement in first quarter of fiscal 2024.
(7)	To reflect an adjustment to the estimated contingent consideration liability related to the Acessa Health acquisition, which was payable upon meeting defined revenue growth metrics.
(8)	To reflect non-cash unrealized gains and losses on the mark-to-market on outstanding forward foreign currency contracts for which the Company decided to not designate for hedge accounting.
(9)	To reflect the net impact of income tax reserves from the expiration of the statute of limitations, and non-recurring income tax charges and benefits.
(10)	Non-GAAP earnings per share was calculated based on 232,107 and 240,214 weighted average diluted shares outstanding for the three months ended December 28, 2024 and December 30, 2023, respectively.
(11)
To reflect the tax effects of Non-GAAP reconciling items, excluding specific income tax related items and the worthless stock deduction.  Amounts are calculated using the effective tax rate in the jurisdiction to which the adjustment relates, and the overall effective tax rate was 19.50% and 19.75% for the three months ended December 28, 2024 and December 30, 2023, respectively.

(12)	To reflect the write-off of inventory and charges for non-cancellable purchase orders related to a product line discontinuance in the Diagnostics division.
(13)	To reflect an impairment charge for an in-process research and development intangible asset acquired in the Mobidiag acquisition.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending March 29, 2025		Year Ending September 27, 2025
	Low	High	Low	High
GAAP Net Income Per Share	$0.80	$0.83	$3.51	$3.61
Amortization of acquired intangible assets	$0.22	$0.22	$0.86	$0.86
Step-up of acquired inventory	—	—	$0.03	$0.03
Restructuring, Integration and Other charges	$0.03	$0.03	$0.13	$0.13
Non-operating charges (benefits)	—	—	$(0.10)	$(0.10)
Tax Impact of Exclusions	$(0.05)	$(0.05)	$(0.18)	$(0.18)
Non-GAAP Net Income Per Share	$1.00	$1.03	$4.25	$4.35

Adjusted Return on Invested Capital (ROIC) Reconciliation of Net Income to ROIC:
Trailing Twelve Months Ended December 28, 2024
Adjusted Net Operating Profit After Tax
GAAP net income	$743.9
Adjustments to GAAP net income	226.9
Non-GAAP net income	$970.8
Non-GAAP provision for income taxes	238.0
GAAP interest expense	126.7
Non-GAAP other income	(113.1)
Adjusted net operating profit before tax	$1,222.4
Non-GAAP average effective tax rate (1)	19.69%
Adjusted net operating profit after tax	$981.7

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$2,543.1
Less: Average cash and cash equivalents	(1,857.1)
Average net debt	$686.0
Average stockholders' equity (3)	6,295.1
Average net debt plus average stockholders' equity	$6,981.1

Adjusted Return on Invested Capital	14.1%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the nine months ended September 28, 2024 was 19.75% and the three months ended December 28, 2024 was 19.50%.

(2) Calculated using the average of the balances as of December  28, 2024 and December  30, 2023.

(3) For Adjusted ROIC, stockholder's equity is adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, the impairment of intangible assets and equipment of $30.2 million in fiscal 2020, the impairment of intangible assets of $45.1 million in fiscal 2022, the impairment of intangible assets and equipment of $223.8 million in fiscal 2023 and the impairment of an intangible asset of $4.3 million in the first quarter of fiscal 2024, $26.8 million in the second quarter of fiscal 2024 and $13.7 million in the third quarter of fiscal 2024. The impact of the intangible asset impairment charges is reflected net of tax.

As of December 28, 2024
Net Leverage Ratio:

Total principal debt	$2,538.1
Total cash and cash equivalents	$(1,782.1)
Net principal debt	$756.0
EBITDA for the last four quarters	$1,323.6
Net Leverage Ratio	0.6

Other Supplemental Information:
	Three Months Ended
	December 28, 2024	December 30, 2023

Geographic Revenues
United States	74.2%	74.4%
Europe	14.6%	14.1%
Asia-Pacific	5.9%	6.3%
Rest of World	5.3%	5.2%
Total Revenues	100.0%	100.0%

Contacts:

Michael Watts
Corporate Vice President, Investor Relations
Michael.Watts@hologic.com

(858) 410-8514

Peter Sattler
Senior Manager, Investor Relations
Peter.Sattler@hologic.com

(858) 410-8423